JPMorgan Funds - J.P. Morgan Fleming Mutual Fund Group, Inc.
Rule 10f-3 Transactions
For the period from January 1, 2014 to June 30, 2014

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Mid Cap Value Fund
Trade Date 1/23/2014
Issuer Santander Consumer USA Holdings Inc. (SC) IPO
Cusip 80283M10
Shares 730,300
Offering Price $24.00
Spread $0.96
Cost $17,527,200
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 2.85%
Syndicate Members Citigroup / J.P. Morgan / BofA Merrill Lynch / Deutsche Bank Securities / Santander / Barclays / Goldman, Sachs & Co. / Morgan Stanley / RBC Capital Markets / BMO Capital Markets / Credit Suisse / UBS Investment Bank / Wells Fargo Securities / KKR / Sandler O'Neill + Partners, L.P. / Stephens Inc. / LOYAL3 Securities
Fund JPMorgan Mid Cap Value Fund
Trade Date 3/28/2014
Issuer CommScope Holding Company, Inc. (COMM) Secondary
Cusip 20337X10
Shares 749,100
Offering Price $22.00
Spread $0.83
Cost $16,480,200
Dealer Executing Trade Deutsche Bank Securities
% of Offering  purchased by firm 5.67%
Syndicate Members J.P. Morgan / Deutsche Bank Securities / BofA Merrill Lynch / Barclays / Credit Suisse / Goldman, Sachs & Co. / Jefferies / Morgan Stanley / RBC Capital Markets / Wells Fargo Securities / Allen & Company LLC / Evercore / Raymond James / Mizuho Securities / SMBC Nikko / Drexel Hamilton
Fund JPMorgan Mid Cap Value Fund
Trade Date 4/9/2014
Issuer Ally Financial Inc. (ALLY) IPO
Cusip 02005N10
Shares 3,025,800
Offering Price $25.00
Spread $0.19
Cost $75,645,000
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 4.44%
Syndicate Members Citigroup / Goldman, Sachs & Co. / Morgan Stanley / Barclays / BofA Merrill Lynch / Deutsche Bank Securities / J.P. Morgan / Sandler O'Neill + Partners L.P. / Keefe, Bruynette, & Woods / Credit Suisse / Evercore / RBC Capital Markets / Scotiabank / Credit Agricole CIB / Raymond James / Societe Generale / Guggenheim Securities / Sanford C. Bernstein / The Seaport Group
Fund JPMorgan Mid Cap Value Fund
Trade Date 6/13/2014
Issuer CommScope Holding Company, Inc. (COMM) Secondary
Cusip 20337X10
Shares 318,017
Offering Price $23.00
Spread $0.86
Cost $7,314,391
Dealer Executing Trade Deutsche Bank Securities
% of Offering  purchased by firm 2.41%
Syndicate Members J.P. Morgan / Deutsche Bank Securities / BofA Merrill Lynch / Barclays / Credit Suisse / Goldman, Sachs & Co. / Jefferies / Morgan Stanley / RBC Capital Markets / Wells Fargo Securities / Allen & Company LLC / Evercore / Raymond James / Mizuho Securities / SMBC Nikko / Drexel Hamilton